 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Minden Bancorp, Inc.
Minden, Louisiana 71055

We consent to the incorporation by reference in this Registration Statement of Minden Bancorp, Inc. (the “Company”) on Form S-8 of our report dated March 13, 2012 related to the consolidated financial statements of the Company which is incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Heard, McElroy & Vestal, LLC

Shreveport, Louisiana
July 11, 2012